Exhibit 4.3(b)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is entered into as of November 5, 2009, among UNITED STATES CELLULAR CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), TORONTO DOMINION (TEXAS) LLC, as Administrative Agent, TORONTO DOMINION (NEW YORK) LLC, as Swing Line Lender, and THE TORONTO DOMINION BANK, NEW YORK BRANCH, as L/C Issuer.

R E C I T A L S:

A.            The Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent entered into that certain Credit Agreement dated as of June 30, 2009 (as amended, restated or substituted from time to time, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.            The Borrower has requested an amendment to the definition of Responsible Officer, and the several Lenders parties to this Amendment (which Lenders constitute the Required Lenders as required under the Credit Agreement to effect such amendment) are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms and conditions, and in reliance upon the representations and warranties, in each case contained herein, the parties hereto agree hereby as follows:

ARTICLE I

Section 1.01           AMENDMENT TO DEFINITIONS

(a)           The definition of “Responsible Officer” as set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Responsible Officer” means the Chairman, President and Chief Executive Officer, Executive Vice President Finance, Chief Financial Officer and Treasurer, or Chief Accounting Officer of the Borrower, and (a) any other officer of the Borrower designated by any two of the foregoing officers in a notice to the Administrative Agent, which such notice is consented to by the Administrative Agent in writing, and (b) solely for purposes of notices given pursuant to Article II, any other officer of the Borrower so designated by any two of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

Section 1.02           AMENDMENT TO SCHEDULES

(a)           Part (a), “Subsidiaries”, of Schedule 5.13 to the Credit Agreement is hereby amended to delete the reference to “Iowa RSA #3, Inc.” and replace it with “Iowa 13, Inc.”

(b)           Part (b), “Other Equity Investments”, of Schedule 5.13 to the Credit Agreement is hereby amended to change the percentage interest in Iowa RSA No. 9 Limited Partnership from “17.176%” to “16.666%”.

(c)           Schedule 10.02 to the Credit Agreement is hereby amended in the form of, and all references in the Loan Documents to Schedule 10.02 are hereby deemed to be references to, the attached Schedule 10.02.

ARTICLE II

Section 2.01           REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

(a)           the representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document (other than the representation and warranty set forth in Section 5.05(c) of the Credit Agreement), or which are contained in any document furnished in connection herewith or therewith, shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the First Amendment Effective Date (as defined below), after giving effect to the amendments contemplated in this Amendment, as if such representations and warranties were being made on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b)           no event has occurred and is continuing which constitutes a Default;

(c)           (i) the Borrower has the full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(d)           the execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, and the consummation of any transactions contemplated herein or therein, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable law to which the Borrower is subject, except in each case referred to in subsections (b) and (c) above to the extent that any such conflict, breach, contravention, creation, requirement or violation could reasonably be expected to have a Material Adverse Effect; and

(e)           no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, the Borrower of this Amendment or any other Loan Document other than those already obtained or performed.

ARTICLE III

Section 3.01           CONDITIONS PRECEDENT TO EFFECTIVENESS.  The parties hereto agree that this Amendment shall not be effective until the satisfaction of each of the following conditions precedent:

(a)           the Administrative Agent shall have received a copy of this Amendment duly completed, executed and delivered by the Borrower and by Lenders constituting Required Lenders; and

(b)           each of the representations and warranties made in this Amendment shall be true and correct on and as of the First Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment.

ARTICLE IV

Section 4.01           MISCELLANEOUS.

(a)           RATIFICATION OF LOAN DOCUMENTS.  Except for the specific amendments, releases and waivers expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.

(b)           FIRST AMENDMENT EFFECTIVE DATE.  This Amendment shall become effective when the Administrative Agent has received counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Lenders constituting Required Lenders and each of the conditions precedent set forth in Section 3.01 in this Amendment has been satisfied (the “First Amendment Effective Date”), whether or not this Amendment has been executed and delivered by each and every Lender named on a signature pages attached hereto.

(c)           REFERENCES TO THE CREDIT AGREEMENT.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(d)           EXECUTION IN COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

(e)           GOVERNING LAW; BINDING EFFECT.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

(f)            HEADINGS.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g)           TIME OF THE ESSENCE.  Time is of the essence of this Amendment and the Loan Documents.

(h)           ENTIRE AGREEMENT.  THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the First Amendment Effective Date.

UNITED STATES CELLULAR CORPORATION

By:
Name:	LeRoy T. Carlson, Jr.
Title:	Chairman

By:
Name:	Kenneth R. Meyers
Title:	Chief Accounting Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC,
as a Lender and Swing Line Lender

By:
Name:
Title:

THE TORONTO DOMINION BANK, NEW YORK BRANCH
as L/C Issuer

By:
Name:
Title:

SUNTRUST BANK,
as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as a Lender

By:
Name:
Title:

CITIBANK, N.A.,
as a Lender

By:
Name:
Title:

COBANK, ACB,
as a Lender

By:
Name:
Title:

COMERICA BANK,
as a Lender

By:
Name:
Title:

THE NORTHERN TRUST COMPANY,
as a Lender

By:
Name:
Title:

THE PRIVATEBANK AND TRUST COMPANY,
as a Lender

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK,
as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

[EXHIBITS]

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

UNITED STATES CELLULAR CORPORATION
c/o Telephone and Data Systems, Inc. (“TDS”)
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: Peter L. Sereda, Vice President and Treasurer of TDS
Telephone: 312-592-5308	Facsimile: 608-830-5530
Electronic Mail: peter.sereda@teldta.com

With a copy to (which shall not constitute notice)

UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue, Suite 700
Chicago, Illinois 60631
Attention: Jon Eggers
Telephone: 773-399-4883	Facsimile: 773-399-4940
Electronic Mail: Jon.Eggers@uscellular.com
Website Address: www.uscc.com
U.S. Taxpayer Identification Number: 621147325

With a copy to (which shall not constitute notice)

SIDLEY AUSTIN LLP
One S. Dearborn Street
Chicago, Illinois 60603
Attention: Stephen P. Fitzell, Esq.
Telephone: (312) 853-7379
Facsimile: (312) 853-7036
Electronic Mail: sfitzell@sidley.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

TORONTO DOMINION (TEXAS) LLC
Street Address: 31 West 52nd Street
City, State ZIP Code : New York, New York 10019-6101
Attention: Elhamy Khalil / Wasee Munim
Telephone: 416-590-4341
Facsimile: 416-590-4336
Electronic Mail: elhamy.khalil@tdsecurities.com/wasee.munim@tdsecurities.com
Account No.: 6550-6-53000
Ref: United States Cellular Corporation
ABA# 026009593

Other Notices as Administrative Agent:  (financials)

TORONTO DOMINION (TEXAS) LLC

Street Address: 31 West 52nd Street

City, State ZIP Code: New York, New York 10019-6101

Attention:  Elhamy Khalil/Wasee Munim

Telephone: 416-590-4341

Facsimile: 416-590-4336

Electronic Mail:  elhamy.khalil@tdsecurities.com/wasee.munim@tdsecurities.com

L/C ISSUER:

THE TORONTO DOMINION BANK, NEW YORK BRANCH

Trade Operations

Street Address: 31 West 52nd Street

City, State ZIP Code: New York, New York 10019-6101

Attention: Elhamy Khalil/Wasee Munim

Telephone: 416-590-4341

Facsimile: 416-590-4336

Electronic Mail:  elhamy.khalil@tdsecurities.com/wasee.munim@tdsecurities.com

SWING LINE LENDER:

TORONTO DOMINION (NEW YORK) LLC

Street Address: 31 West 52nd Street

City, State ZIP Code: New York, New York 10019-6101

Attention: Elhamy Khalil/Wasee Munim

Telephone: 416-590-4341

Facsimile: 416-590-4336

Electronic Mail:  elhamy.khalil@tdsecurities.com/wasee.munim@tdsecurities.com

Account No.: 6550-6-53000

Ref:  United States Cellular Corporation

ABA# 026009593